UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 30, 2012

THE ESTÉE LAUDER COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 30, 2012, The Estée Lauder Companies Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters identified on Schedule II thereto (collectively, the “Underwriters”), to sell $250 million aggregate principal amount of the Company’s 2.350% Senior Notes due 2022 (the “2022 Notes”) and $250 million aggregate principal amount of the Company’s 3.700% Senior Notes due 2042 (the “2042 Notes,” together with the 2022 Notes, the “Notes”) under the Company’s automatic shelf registration statement on Form S-3 (No. 333-182918) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on July 30, 2012.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties.  The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses.  The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

Senior Notes

On August 2, 2012, the Notes were issued under the Indenture, dated as of November 5, 1999, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, as trustee.

The 2022 Notes mature on August 15, 2022 and the 2042 Notes mature on August 15, 2042.  Interest on the Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2013.  The Company may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.  The Notes are senior unsecured obligations of the Company and rank equally with all of its other senior unsecured indebtedness.

The Notes are subject to certain customary covenants, including limitations on the Company’s ability to merge, consolidate or sell assets; limitations on the ability of the Company and certain of its subsidiaries to secure indebtedness with liens; and limitations on sale and leaseback transactions by the Company and certain of its subsidiaries.  In addition, upon the occurrence of a Change of Control Repurchase Event (as described in the officers’ certificates setting forth the terms of the 2022 Notes and the 2042 Notes (each, an “Officers’ Certificate”)), the Company will be required to make an offer to repurchase the Notes at 101% of the aggregate principal amount.

A copy of the Officers’ Certificate for the 2022 Notes, the Officers’ Certificate for the 2042 Notes, the form of 2022 Global Note and the form of 2042 Global Note are attached hereto as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 under the caption “Senior Notes” and is incorporated herein by reference.

Item 8.01 Other Events.

On July 30, 2012, the Company announced the offering and pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 2, 2012, the Company announced the redemption of all of its outstanding 7.75% Senior Notes due 2013.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

1.1                 Underwriting Agreement, dated July 30, 2012, among The Estée Lauder Companies Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1                 Officers’ Certificate, dated August 2, 2012, defining certain terms of the 2.350% Senior Notes due 2022.

4.2                 Officers’ Certificate, dated August 2, 2012, defining certain terms of the 3.700% Senior Notes due 2042.

4.3                 Form of Global Note for the 2.350% Senior Notes due 2022.

4.4                 Form of Global Note for the 3.700% Senior Notes due 2042.

5.1                 Opinion of Weil, Gotshal & Manges LLP.

99.1           Press Release issued by the Company, dated July 30, 2012.

99.2           Press Release issued by the Company, dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: August 2, 2012	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated July 30, 2012, among The Estée Lauder Companies Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate, dated August 2, 2012, defining certain terms of the 2.350% Senior Notes due 2022.
4.2	Officers’ Certificate, dated August 2, 2012, defining certain terms of the 3.700% Senior Notes due 2042.
4.3	Form of Global Note for the 2.350% Senior Notes due 2022.
4.4	Form of Global Note for the 3.700% Senior Notes due 2042.
5.1	Opinion of Weil, Gotshal & Manges LLP.
99.1	Press Release issued by the Company, dated July 30, 2012.
99.2	Press Release issued by the Company, dated August 2, 2012.